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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-A


               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

                    PURSUANT TO SECTION 12(b) OR (g) OF THE

                        SECURITIES EXCHANGE ACT OF 1934


                           NAM TAI ELECTRONICS, INC.
             (Exact name of registrant as specified in its charter)

                             British Virgin Islands
                    (State of incorporation or organization)

                                      None
                      (I.R.S. Employer Identification No.)

   9,15/F., Tower 1, China Hong Kong City, 33 Canton Road, Kowloon, Hong Kong
              (Address of principal executive offices) (Zip Code)

       Securities to be registered pursuant to Section 12(b) of the Act:
                 Title of each class to be so registered: None

      Name of each exchange on which each class is to be registered: None

     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

       Securities to be registered pursuant to Section 12(g) of the Act:

            Redeemable Common Share Purchase Warrants ("Warrants"),
  (included in Units issuable upon exercise Rights, which Warrants and Rights are described in that certain Registration Statement of registrant filed September 22, 1997, as amended)
                                (Title of class)

 Securities Act registration statement file number to which this form relates:
                                   333-361635

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ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        Registrant incorporates herein by reference the description of its Warrants set forth in the Prospectus under the caption "Description of Securities -- Warrants" contained in that certain Registration Statement of Form F-3 of registrant filed with the Commission on September 22, 1997, as amended through the date it is declared effective by the Commission (including, if registrant omits information from such Registration Statement pursuant to Rule 430A(a) of the Rules under the Securities Act of 1933, as amended, the information deemed to be a part of such Registration Statement at the time it became effective pursuant to Rule 430A(b) of the Rules and Regulations (hereinafter referred to as the "Registration Statement").

ITEM 2. EXHIBITS

Exhibit
  No.                           Description
-------                         -----------

   1 Form of Warrant Agreement between the Company and U.S. Stock Transfer Corp., as Warrant Agent (incorporated by reference to Exhibit 4.1 of the Registration Statement)

   2 Form of Warrant Certificate (incorporated by reference to Exhibit 4.2 of the Registration Statement)



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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NAM TAI ELECTRONICS, INC.

Dated: October 20, 1997                 By /s/ M. K. KOO
                                           ------------------------------------
                                           M. K. KOO
                                           Chairman of the Board